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                                                                  EXHIBIT 10.2


                                AMENDMENT TO THE
                          GULFMARK INTERNATIONAL, INC.
                       1987 STOCK OPTION PLAN, AS AMENDED

         Pursuant to the terms and provisions of Article IX of the GulfMark International, Inc. 1987 Stock Option Plan, as amended (the "Plan"), GulfMark International, Inc., a Delaware corporation formerly known as Gulf Applied Technologies, Inc. (the "Company"), hereby adopts the following Amendment to the Plan (the "Amendment").

                                       1.

         The first sentence of Article V of the Plan is hereby amended in its entirety by substituting the following therefor:

                 "The aggregate number of shares which may be issued under Options granted pursuant to the Plan shall not exceed 200,000 shares of Stock, subject to adjustment in accordance with the antidilution adjustment provisions of paragraph (b) of Article VIII."

                                       2.

         The fifth sentence of Article V of the Plan providing for an adjustment in the number of shares issuable pursuant to the Plan to reflect a change in the capitalization of the Company, such as a stock dividend or a stock split, is hereby deleted in its entirety.

                                       3.

         Paragraph (b) of Article VIII of the Plan is hereby amended in its entirety by substituting the following therefor:

                 "(b)     In the event of any reorganization, merger,
         consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or shares of the Company, the Board (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) shall make adjustments, determined by the Board in its discretion to be appropriate, as to the number and kind of securities subject to and reserved under the Plan and, in order to prevent dilution or enlargement of rights of participants, as to the number, kind and where applicable, the option exercise price, of securities subject to outstanding awards or securities subject to options issued in replacement of outstanding awards."
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                                       4.

         The first sentence of Paragraph (c) of Article VIII of the Plan is hereby deleted in its entirety.

                                       5.

         Article IX of the Plan is hereby amended in its entirety by substituting the following therefor:

                 "The Board in its discretion may terminate the Plan at any time with respect to any shares for which Options have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change in any Option theretofore granted may be made which would impair the rights of the optionee; and provided further that the Board may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than pursuant to the antidilution adjustment provisions of paragraph
         (b) of Article VIII), change the class of individuals eligible to receive Options under the Plan, or extend the term of the Plan, without the approval of the stockholders of the Company."

                                       6.

         Each amendment made by this Amendment No. 1 to the Plan has been effected in conformity with the provisions of the Plan. This Amendment No. 1 was adopted by the Board of Directors of the Company on December 5, 1996 and approved by the stockholders of the Company on April 30, 1997.

                                       7.

         At the time of the adoption of this Amendment No. 1 to the Plan, 3,339,952 shares of the Company's common stock, $1.00 par value per share, were outstanding and entitled to vote, 2,023,452 were represented in person or by proxy, of which 1,997,799 shares were voted for this Amendment No. 1, 18,558 shares were voted against this Amendment No. 1 and 7,095 shares abstained from voting.

         Dated:  April 30, 1997.

                                            GULFMARK INTERNATIONAL, INC.


                                            By:    /s/ Frank R. Pierce
                                               -------------------------------
                                                    Frank R. Pierce
                                                    Executive Vice President


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